UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 16, 2014
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)

(816) 237-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 16, 2014, Novation Companies, Inc., a Maryland corporation (“Novation” or the “Company”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) for the sale of StreetLinks LLC, an Indiana limited liability company (“StreetLinks”), by and among the other members of StreetLinks (collectively with the Company, the “Sellers”), Assurant Services, LLC, a Texas limited liability company (“Buyer”) and Assurant, Inc., a Delaware corporation (“Parent”) providing for the sale of 100% of equity interests in StreetLinks (the “Units”) to Buyer for a total of up to $72 million, with $60 million paid in cash at closing and up to a further $12 million payment dependent on the total revenue of StreetLinks in fiscal 2015 and 2016 (the “Earn-Out”), subject to adjustment for working capital and the other terms and conditions set forth in the Purchase and Sale Agreement (the “Transaction”). The Transaction closed on April 16, 2014. Prior to the Transaction, Novation owned 88% of StreetLinks.

     The Earn-Out provides for a payment if (a) the total revenue of StreetLinks is $184 million or more for calendar year 2015, Buyer shall pay to the Sellers an aggregate of $12 million (subject to reduction for certain earned bonus payments to StreetLinks employees); but if not, then (b) if the total revenue of StreetLinks is greater than $167.455 million for the calendar year 2016, Buyer shall pay to Sellers up to an aggregate of $12 million (subject to reduction for certain earned bonus payments to StreetLinks employees), based on a linear scale where full payment of the $12 million would occur at total revenue of $184 million.

     In the Purchase and Sale Agreement, Sellers have made customary representations and warranties regarding StreetLinks, and in their capacity as the sellers of the Units. Buyer has made customary representations and warranties in its capacity as the purchaser of the Units.

     Sellers have agreed, subject to certain conditions, to indemnify Buyer from and against any and all damages suffered or incurred by such indemnified parties relating to, arising out of or resulting from (i) Sellers’ breach of or inaccuracy in any representations or warranties made in the Purchase and Sale Agreement (generally subject to a specified basket and cap amount), (ii) any breach or failure by Sellers to materially perform their covenants or obligations contained in the Purchase and Sale Agreement and (iii) certain other agreed upon matters. Claims against the Sellers may reduce the amount of Earn-Out.

     Liability under the Purchase and Sale Agreement among the Sellers is several and not joint (i.e., all members/Sellers are responsible for their pro rata share of any indemnity payment based on their share of the proceeds). Novation has agreed to pay any indemnity liability of any other Seller to the extent the other Seller does not pay (after application of an offset of the Earn-Out, if any). In the event that Novation pays an indemnified liability on behalf of any other Seller, the right to collect against such other Seller would be assigned to Novation.

     Steve Haslam, Novation’s Chief Operating Officer, had been an equity owner of StreetLinks for several years but had sold his Units in StreetLinks to Novation pursuant to the previously disclosed Membership Interest Purchase Agreement, dated March 8, 2012 (the “Haslam Purchase Agreement”) by which the $6,112,500 purchase price was paid to Mr. Haslam in quarterly installments. Through December 31, 2013, the Company had timely paid $2,250,000 in principal and $345,000 in interest to Mr. Haslam under the Haslam Purchase Agreement, which corresponded to payment for 709 of the total 1,927 Units subject to the Haslam Purchase Agreement. As Mr. Haslam’s sole remedy for non-payment by the Company under the Haslam Purchase Agreement was an equitable right to return of the amount of StreetLinks equity interests attributable to the pro-rata portion of the Haslam Purchase Price then owed but not paid (the “Non-Payment Remedy”), and the price per Unit paid in the Transaction is lower than the price per Unit reflected in the Haslam Purchase Agreement, on April 16, 2014, immediately prior to the Transaction, Novation and Mr. Haslam reached an agreement pursuant to which the Company (in compliance with the procedures in the Non-Payment Remedy) returned to Mr. Haslam, and Mr. Haslam accepted in lieu of further payment of $3,862,500 in principal and $234,000 in interest, the remaining unpaid portion of 1,218 Units of StreetLinks. Thus, Mr. Haslam was the owner of approximately 3% of the Units of StreetLinks at the time of the sale and constitutes one of the “Sellers” under the Transaction, receiving approximately $1,785,000 before expenses.

     In connection with the Transaction, the parties have also entered into a Transition Services Agreement, between Novation and Buyer, pursuant to which the Company will provide ongoing services to StreetLinks for up to eighteen (18) months. Novation has also executed a Non-Competition, Non-Solicitation and Non-Disclosure Agreement with StreetLinks providing that Novation will be prohibited from competing in the real estate appraisal management or valuation services business for a period of four (4) years.

     The foregoing description of the Purchase and Sale Agreement does not purport to be complete, is qualified in its entirety by reference to the Purchase and Sale Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     See Item 1.01 of this Current Report on Form 8-K related to the Company’s sale of its 88% ownership of StreetLinks LLC including Exhibit 2.1 attached to this report, which are incorporated into this Item 2.01 by reference.

     See Item 9.01(b) of this Current Report on Form 8-K for the Company’s pro forma financial information related to the Transaction pursuant to the Purchase and Sale Agreement.

Item 7.01 Regulation FD Disclosure.

     On April 16, 2014, the Company issued a press release announcing entry into the Purchase and Sale Agreement and completion of the Transaction. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

     The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

     This report contains or incorporates forward looking statements that involve risks and uncertainties. The word “expect” and similar expressions are intended to identify forward looking statements. No assurance can be given that the results expressed or implied in any forward looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among these risks and uncertainties are: (i) risks regarding whether the Company will realize all of the expected benefits from the Purchase and Sale Agreement, including the Earn-Out; and (ii) other risks and uncertainties set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Forward looking statements in this report speak only as of the date of this report, and the Company undertakes no obligation to update or revise such statements except as required by securities laws.

     The Purchase and Sale Agreement is not intended to be, and should not be relied upon as including disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Purchase and Sale Agreement contains representations and warranties by the Company and the Buyer, which were made only for purposes of that agreement and as of specified dates. The representations, warranties, and covenants in the Purchase and Sale Agreement were made solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

     The unaudited pro forma consolidated balance sheet as of December 31, 2013 after giving effect to the Transaction as if it had occurred on December 31, 2013 and the unaudited pro forma consolidated statements of income for the fiscal years ended December 31, 2013 and 2012, after giving effect to the Transaction as if it had occurred on January 1, 2012 are provided as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits.

2.1*	The Purchase and Sale Agreement by and between the Company, the other members of StreetLinks LLC, Assurant Services, LLC and Assurant, Inc., dated April 16, 2014.
99.1	Press Release of Novation Companies, Inc., dated April 16, 2014.
99.2	Unaudited Pro Forma Consolidated Financial Statements.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or attachment to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novation Companies, Inc.

DATE: April 17, 2014	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer